Exhibit (b)

BY-LAWS

of

Hartford Schroders Opportunistic Income Fund

(a Delaware Statutory Trust)

Effective August 7, 2019

TABLE OF CONTENTS

BY-LAWS

i

ii

BY-LAWS

of

Hartford Schroders Opportunistic Income Fund

(a Delaware Statutory Trust)

ARTICLE I
Introduction

Section 1. Declaration of Trust. These By-Laws (these “By-Laws”) shall be subject to the Amended and Restated Declaration of Trust, as in effect from time to time (the “Declaration of Trust”), of Hartford Schroders Opportunistic Income Fund, a Delaware statutory trust (the “Trust”). In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

Section 2. Definitions. Capitalized terms used herein and not herein defined are used as defined in the Declaration of Trust.

ARTICLE II
Offices

Section 1. Principal Office. The principal executive office of the Trust shall be 690 Lee Road, Wayne, Pennsylvania 19087, until such time as the Trustees may change the location of the principal executive office of the Trust to any other place within or outside the State of Delaware.

Section 2. Delaware Office. The Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the Office of the Secretary of the State of Delaware.

Section 3. Other Offices. The Trustees may at any time establish branch or subordinate offices at any place or places within or outside the State of Delaware as the Trustees may from time to time determine.

ARTICLE III
Meetings of Shareholders

Section 1. Place of Meetings. Meetings of Shareholders shall be held at any place designated by the Trustees. In the absence of any such designation, Shareholders’ meetings shall be held at the principal executive office of the Trust.

Section 2. Call of Meetings. There shall be no annual Shareholders’ meetings except as required by law. Special meetings of the Shareholders of the Trust or of any Series or Class may be called at any time by the Trustees or by the President or the Secretary for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders of the Trust or of any Series or Class as herein provided or provided in the Declaration of Trust or upon any other matter as to which such vote or authority is deemed by the Trustees or the President to be necessary or desirable. Meetings of the Shareholders of the Trust or of any Series or Class may be called for any purpose deemed necessary or desirable upon the written request of the Shareholders holding at least a majority of the outstanding Shares of the Trust entitled to vote at such meeting, provided that: (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. If the Secretary fails for more than thirty (30) calendar days to call a special meeting, the Trustees or the Shareholders requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice. If the meeting is a meeting of Shareholders of any Series or Class, but not a meeting of all Shareholders of the Trust, then only a special meeting of Shareholders of such Series or Class need be called and, in such case, only Shareholders of such Series or Class shall be entitled to notice of and to vote at such meeting.

Section 3. Notice of Meetings of Shareholders. All notices of meetings of Shareholders shall be sent or otherwise given to Shareholders in accordance with Section 4 of this Article III not less than seven (7) calendar days before the date of the meeting. The notice shall specify: (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted.

Section 4. Communications with Shareholders. Any notices, reports, statements or other communications with Shareholders of any kind required under the Declaration, these By-Laws or applicable law may be sent, delivered or made available in any reasonable manner as may be determined by the Trustees if not otherwise prohibited by applicable law, including, without limitation, by email or other electronic means or by posting on a website; and such communications may be sent, delivered or otherwise made available to Shareholders in accordance with householding or other similar rules under which a single copy of such notice or report may be sent to Shareholders who reside at the same address. No communication need be given to any Shareholder who shall have failed to inform the Trust of the Shareholder’s current address and the Trustees may from time to time adopt, or may authorize the officers or agents of the Trust to adopt, procedures or policies with respect to communications to Shareholders that are returned to the Trust or its agents as undeliverable and similar matters. Any Shareholder may waive receipt of any notice or other communication. Communications shall be deemed to have been given at the time when delivered personally or deposited in the mail or with another carrier or sent by any means of written or electronic communication or, where notice is given by posting on a website or by publication, on the date of posting or publication. An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained with the records of the Trust.

Section 5. Conduct of Meetings of Shareholders. The meetings of Shareholders shall be presided over by the President, or if he or she is not present, by the Chair, or if he or she is not present, by any Vice President, unless there is a Senior Vice President, or if none of them is present, then any officer of the Trust appointed by the President to act on his or her behalf shall preside over such meetings. The Secretary, if present, shall act as a Secretary of such meetings, or if he or she is not present or is otherwise presiding over the meeting in another capacity, an Assistant Secretary, if any, shall so act. If neither the Secretary nor the Assistant Secretary is present or, if present, the Secretary is otherwise presiding over the meeting in another capacity, then any such person appointed by the Secretary to act on his or her behalf shall act as Secretary of such meetings.

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Section 6. Quorum. The holders of thirty-three and one-third percent (33 1/3%) of the Outstanding Shares entitled to vote and present in person or by proxy at the meeting shall constitute a quorum at any meeting of the Shareholders, except that where pursuant to any provision of law, the Declaration or these By-Laws a vote shall be taken by individual Series, then holders of thirty-three and one-third percent (33 1/3%) of the Outstanding Shares of that Series entitled to vote and present in person or by proxy shall be necessary to constitute a quorum for the transaction of business by that Series. For the purposes of establishing whether a quorum is present, all Shares present and entitled to vote, including abstentions and broker non-votes, shall be counted.

Section 7. Adjourned Meeting; Notice. Any meeting of Shareholders may, by action of the person presiding thereat, be adjourned without further notice with respect to one or more matters to be considered at such meeting to a designated time and place, if a quorum is not present with respect to such matter; any meeting of Shareholders may, by motion of the person presiding thereat, be adjourned with respect to one or more matters to be considered at such meeting, even if a quorum is present with respect to such matters, to a designated time and place, when such adjournment is approved by the vote of holders of Shares representing a majority of the voting power of the Shares present and entitled to vote with respect to the matter or matters adjourned, and without further notice. Unless a proxy is otherwise limited in this regard, any Shares present and entitled to vote at a meeting that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment. Any adjourned meeting may be held as adjourned without further notice, even if the date of such adjourned meeting is more than 120 days after the notice of the original meeting or the postponement thereof, was mailed or sent. Where separate meetings are held for Shareholders of one or more individual Series to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, notice of each such separate meeting shall be provided in the manner described above in this Article III.

Section 8. Voting. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust, as in effect as of such time. The Shareholders’ vote may be by voice vote or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any Shareholder before the voting has begun. On any matter other than election of Trustees, any Shareholder may vote part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but if the Shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder’s approving vote is with respect to all of the Shares that such Shareholder is entitled to vote on such proposal.

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Section 9. Waiver of Notice; Consent of Absent Shareholders. The transaction of business and any actions taken at a meeting of Shareholders, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice provided a quorum is present either in person or by proxy at the meeting of Shareholders and if either before or after the meeting, each Shareholder entitled to vote who was not present in person or by proxy at the meeting of the Shareholders signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Shareholders.

Attendance by a Shareholder at a meeting of Shareholders shall also constitute a waiver of notice of that meeting, except if the Shareholder objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting of Shareholders is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting of Shareholders if that objection is expressly made at the beginning of the meeting.

Section 10. Shareholder Action by Written Consent Without a Meeting. Except as provided in the Declaration of Trust, any action that may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action to be taken is signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted provided, however, that the Shareholders receive any necessary Information Statement or other necessary documentation in conformity with the requirements of the Securities Exchange Act of 1934 or the rules or regulations thereunder. Any such written consent may be executed and given by facsimile or other electronic means. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust’s records. Any Shareholder giving a written consent or the Shareholder’s proxy holders or a transferee of the Shares or a personal representative of the Shareholder or their respective proxy holders may revoke the Shareholder’s written consent by a writing received by the Secretary of the Trust before written consents of the number of Shares required to authorize the proposed action have been filed with the Secretary.

If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the Shareholders without a meeting. This notice shall be given in the manner specified in Section 4 of this Article III.

Section 11. Record Date for Shareholder Notice, Voting and Giving Consents.

(a)       For the purpose of determining the Shareholders of the Trust or any Series who are entitled to vote or act at any meeting or any adjournment or postponement thereof, the Trustees may from time to time fix a time, or may authorize the officers to fix a time, which shall be not more than 120 days before the date set for any meeting of Shareholders (without regard to any adjournments or postponements thereof), as the record date for determining the Shareholders of the Trust or such Series having the right to notice of and to vote at such meeting and any adjournment or postponements thereof, and in such case only Shareholders on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.

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(b)       The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (a) when no prior action of the Trustees has been taken, shall be the day on which the first written consent is given, or (b) when prior action of the Trustees has been taken, shall be (i) such date as determined for that purpose by the Trustees, which record date shall not precede the date upon which the resolution fixing it is adopted by the Trustees and shall not be more than twenty (20) calendar days after the date of such resolution, or (ii) if no record date is fixed by the Trustees, the record date shall be the close of business on the day on which the Trustees adopt the resolution relating to that action.

(c)       Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series or Classes. Only Shareholders of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, notwithstanding any transfer of Shares on the books of the Trust after such record date.

Section 12. Proxies. Subject to the provisions of the Declaration of Trust, Shareholders entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either (i) a written instrument authorizing such a proxy to act is executed by the Shareholder or his or her duly authorized attorney-in-fact and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period, or (ii) the Trustees adopt an electronic, telephonic, computerized or other alternative to the execution of a written instrument authorizing the proxy to act, and such authorization is received not more than eleven (11) months before the meeting. A proxy shall be deemed executed by a Shareholder if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Person executing it before the vote pursuant to that proxy is taken, (a) by a writing delivered to the Trust stating that the proxy is revoked, or (b) by a subsequent proxy executed by such Person, or (c) attendance at the meeting and voting in person by the Person executing that proxy, or (d) revocation by such Person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of the two or more Persons. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment or postponement of a Shareholders meeting. At every meeting of Shareholders, unless the voting is conducted by inspectors, all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the chair of the meeting. Subject to the provisions of the Declaration of Trust or these By-Laws, all matters concerning the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

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Section 13. Inspectors of Election. Before any meeting of Shareholders, the Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment or postponement. If no inspectors of election are so appointed, the Chair or other presiding officer of the meeting may appoint inspectors of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the Chair or other presiding officer of the meeting may appoint a person to fill the vacancy.

These inspectors shall:

(a)       Determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(b)       Receive votes, ballots or consents;

(c)       Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)       Count and tabulate all votes or consents;

(e)       Determine when the polls shall close;

(f)       Determine the result; and

(g)       Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

ARTICLE IV
Trustees

Section 1. Chair. The Trustees may elect from their own number a Chair to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation, removal or disqualification. The Chair (or, if the Chair is unable to attend any such meeting, the Chair’s designee) shall preside at all meetings of the Trustees and the Shareholders. The Chair shall have such other duties and powers as the Trustees may from time to time determine.

Section 2. Powers. Subject to the applicable provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), the Declaration of Trust and these By-Laws relating to action required to be approved by the Shareholders, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Trustees.

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Section 3. Number of Trustees. The exact number of Trustees within the limits specified in the Declaration of Trust shall be fixed from time to time by a resolution of the Trustees.

Section 4. Vacancies. Vacancies in the authorized number of Trustees may be filled as provided in the Declaration of Trust.

Section 5. Retirement of Trustees. The Board may adopt a written policy regarding the retirement of its members, which policy may require Trustees to retire or tender their resignation for the consideration of the remaining Trustees or a committee thereof upon reaching a certain age. Absent such a written policy, the tenure of each Trustee shall be determined in accordance with the Declaration of Trust.

Section 6. Place of Meetings and Meetings by Telephone. All meetings of the Trustees may be held at any place that has been selected from time to time by the Trustees. In the absence of such a selection, regular meetings shall be held at the principal executive office of the Trust. Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

Section 7. Regular Meetings. Regular meetings of the Trustees shall be held without call at such time as shall from time to time be fixed by the Trustees. Such regular meetings may be held without notice.

Section 8. Special Meetings. Special meetings of the Trustees may be held at any time or place for any purpose when called by the President, the Secretary or by written request of two (2) or more of the Trustees. Notice of the time and place of special meetings shall be communicated to each Trustee orally in person or by telephone or transmitted to him or her by first-class or overnight mail, electronic mail, telegram, telecopy or other electronic means addressed to each Trustee at that Trustee’s address as it is shown on the records of the Trust, at least one calendar day before the meeting. Notice may be provided on the day of the special meeting by telephone, electronic mail, telegram, telecopy, or other electronic means, if, under the circumstances, the party calling the meeting deems more immediate action to be necessary or appropriate. Oral notice shall be deemed to be given when given directly to the person required to be notified and all other notices shall be deemed to be given when sent. The notice need not specify the purpose of the meeting or the place of the meeting, if the meeting is to be held at the principal executive office of the Trust.

Section 9. Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal from the meeting of one or more Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 10. Waiver of Notice. Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting, prior to or at its commencement, the lack of notice to that Trustee.

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Section 11. Adjournment. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 12. Action Without a Meeting. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of a majority of the Trustees then in office. Any such written consent may be executed and given by facsimile or other electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

Section 13. Fees and Compensation of Trustees. Subject to the provisions of the Declaration of Trust, Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Trustees. This Section 13 of Article IV shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

ARTICLE V
Committees

Section 1. Committees of Trustees. The Trustees may by resolution designate one or more committees, each consisting of any number of (or no) Trustees and any number of other individuals, to serve at the pleasure of the Trustees. The number composing such committees and the powers conferred upon the same shall be determined by the vote of a majority of the Trustees. The Trustees may abolish any such committee at any time in their sole discretion. Any committee to which the Trustees delegate any of their powers shall maintain records of its meetings and shall report its actions to the Trustees. The Trustees shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect. The Trustees shall have the power at any time to fill vacancies in the committees. The Trustees may delegate to these committees any of their powers, subject to the limitations of applicable law. The Trustees may designate one or more Trustees or other individuals as alternate members of any committee who may replace any absent member at any meeting of the committee.

Section 2. Proceedings and Quorum. In the absence of an appropriate resolution of the Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event fewer than a majority of the committee’s members are present at any meeting, the members present at the meeting, whether or not they constitute a quorum, may appoint a Trustee to act in the place of such absent member(s).

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Section 3. Compensation of Committee Members. Subject to the provisions of the Declaration of Trust, each committee member may receive such compensation from the Trust for his or her services and reimbursement for his or her expenses as may be fixed from time to time by the Trustees.

ARTICLE VI
Officers

Section 1. Officers. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers as the Trustees from time to time may in their discretion elect, appoint or authorize in accordance with Section 2 of this Article VI. Any officer of the Trust may but need not be a Trustee or a Shareholder. Any two or more offices, except those of President and Vice-President, may be held by the same person.

Section 2. Election of Officers. The President, the Treasurer and the Secretary shall be elected by the Trustees upon the occurrence of a vacancy in any such office. Other officers, if any, may be elected or appointed by the Trustees at any time, or the Trustees may delegate to the President the power to appoint such other officers as the Trustees shall at any time or from time to time deem advisable. Vacancies in any such other office may be filled at any time. Each officer shall hold office at the pleasure of the Trustees.

Section 3. Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Delaware statutory trust and such other duties and powers as the Trustees may from time to time designate.

Section 4. Removal and Resignation of Officers. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chair, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may by action of a majority of the Trustees then in office, remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office. The President may make temporary appointments to a vacant office pending action by the Trustees.

Section 6. President. The President shall be the chief executive officer of the Trust and shall, subject to the control of the Trustees, have general supervision, direction and control of the business and the officers of the Trust. He or she shall have the general powers and duties of a president of a corporation and shall have such other powers and duties as may be prescribed by the Trustees, the Declaration of Trust or these By-Laws.

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Section 7. Vice Presidents. In the absence or disability of the President, any Vice President, unless there is a Senior Vice President, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President. The Senior Vice President or Vice Presidents, whichever the case may be, shall have such other powers and shall perform such other duties as from time to time may be prescribed for them respectively by the Trustees or the President or by these By-Laws.

Section 8. Secretary. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor. In the absence of the Secretary from any meeting of the shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary Secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

Section 9. Treasurer. Unless the Trustees provide otherwise, the Treasurer shall be the principal financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

Section 10. Chief Compliance Officer. The Chief Compliance Officer shall be responsible for administering the Trust’s policies and procedures adopted pursuant to Rule 38a-1(a) under the 1940 Act or any successor provision thereto. The Chief Compliance Officer shall have such other powers and duties as from time to time may be conferred upon or assigned to him by the Trustees.

ARTICLE VII
Inspection of Records and Reports

Section 1. Inspection by Shareholders. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any Series shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

Section 2. Inspection by Trustees. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 3. Financial Statements. A copy of any financial statements and any income statement of the Trust for each semi-annual period of each fiscal year and accompanying balance sheet of the Trust as of the end of each such period that has been prepared by the Trust shall be kept on file in the principal executive office of the Trust for at least twelve (12) months and each such statement shall be exhibited at all reasonable times to any Shareholder demanding an examination of any such statement or a copy shall be mailed to any such Shareholder. The semi-annual income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Trust or the certificate of an authorized officer of the Trust that the financial statements were prepared without audit from the books and records of the Trust.

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ARTICLE VIII
General Matters

Section 1. Checks, Drafts, Evidence of Indebtedness. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Trustees.

Section 2. Contracts and Instruments; How Executed. The Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust (or any Series) and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3. Fiscal Year. The fiscal year of the Trust and each Series shall be fixed and may be refixed or changed from time to time by the Trustees.

Section 4. Seal. The Trustees may adopt a seal of the Trust which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe, but unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

Section 5. Writings. To the fullest extent permitted by applicable laws and regulations:

(a)       all requirements in these By-Laws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and

(b)       all requirements in these By-Laws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

Section 6. Severability. The provisions of these By-Laws are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.

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Section 7. Headings. Headings are placed in these By-Laws for convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.

ARTICLE IX
Amendments

These By-Laws may be amended, supplemented, amended and restated, or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

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